UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 200, Grapevine, Texas
76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 27, 2018, United Development Funding IV (the “Trust”) received an Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Securities Exchange Act of 1934, File No. 3-18832, dated September 24, 2018 (the “Order”). The Order was issued by the U.S. Securities and Exchange Commission (the “Commission”) via Release No. 84273 and commences an Administrative Proceeding alleging that the Trust failed to comply with Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules 13a-1 and 13a-13 thereunder (the “Allegations”) by failing to file periodic reports since the Trust filed a Form 10-Q for the period ended September 30, 2015. The Commission seeks to determine whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding twelve months, or revoke, the registration of the Trust’s common shares registered pursuant to Section 12 of the Exchange Act.

The Trust expects to shortly engage in discussions with the Commission’s staff seeking to resolve the Administrative Proceeding without de-registration. However, there can be no assurance that the Trust will be able to avoid de-registration or how long the Administrative Proceeding may take to conclude.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: October 3, 2018	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer